EXHIBIT 5.1 OPINION OF COUNSEL

Cary V. Sorensen
Vice President, General Counsel, Tengasco, Inc.
8000 E. Maplewood Ave. Suite 130
Greenwood Village, CO 80111
September 20, 2018

Tengasco, Inc.
8000 E. Maplewood Ave. Suite 130
Greenwood Village, CO 80111

Re: Tengasco, Inc. 2018 Stock Incentive Plan and Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as legal counsel to Tengasco, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission for the purpose of registering 316,724 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company under the Securities Act of 1933, as amended (the "Act"), to be issued in accordance with the adoption of the Tengasco, Inc. 2018 Stock Incentive Plan (the "2018 Plan") by the Company’s Board of Directors and the approval by written consent of a majority of shareholders on August 27, 2018; said written shareholder consents having become effective September 17, 2018.

As legal counsel for the Company, I am familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. I am also familiar with the form of the Company's stock certificate, and the 2018 Plan pursuant to which options, stock appreciation rights, or shares of Common Stock are to be issued, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares. Throughout such examination I have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to me. As to questions of fact material to the opinion expressed herein, I have, when relevant facts were not independently determinable, relied upon information furnished to me by officers and directors of the Company or their duly authorized agents or employees.

Based upon the foregoing, it is my opinion that the Shares being registered pursuant to the Registration Statement, when issued and paid for under the 2018 Plan, in accordance with the terms of the 2018 Plan, will be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

s/Cary V. Sorensen

Cary V. Sorensen